UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2014

Industrial Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-54372	27-0477259
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2014, the board of directors of Industrial Income Trust Inc. (the “Company”) approved the filing of a Certificate of Correction to the Company’s Second Articles of Amendment and Restatement (the “Charter”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in order to correct the wording of the definition of “Roll-Up Transaction” in the Charter. Specifically, the phrase “the Corporation” in clause (a) of the definition of “Roll-Up Transaction” has been corrected to be “a corporation.” The Certificate of Correction was filed with the SDAT on March 20, 2014 and is attached to this Current Report on Form 8-K as Exhibit 3.1.

Effective March 17, 2014, with the approval of its board of directors, the Company amended and restated its bylaws in order to add Article XIV, which provides that the Circuit Court for Baltimore City, Maryland, shall be the sole and exclusive forum for certain litigation. No other provisions to the bylaws were revised. The amended and restated bylaws are attached to this Current Report on Form 8-K as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

3.1	Certificate of Correction to Second Articles of Amendment and Restatement

3.2	Amended and Restated Bylaws

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL INCOME TRUST INC.

March 21, 2014	By:	/s/ THOMAS G. MCGONAGLE
Name: Thomas G. McGonagle
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

3.1	Certificate of Correction to Second Articles of Amendment and Restatement

3.2	Amended and Restated Bylaws

3